Exhibit 10.9

DATED THE 30th DAY OF NOVEMBER 2023

BETWEEN

Otsaw Technology Solutions Pte. Ltd.

AND

Swisslog Healthcare Holding AG

AND

Otsaw Swisslog Healthcare Robotics Pte. Ltd.

as the Company

AMENDMENT AGREEMENT TO THE SHAREHOLDERS AGREEMENT

THIS AMENDMENT AGREEMENT TO THE SHAREHOLDERS AGREEMENT dated the 30th day of November 2023 is entered into

BETWEEN:

(1)	Otsaw Technology Solutions Pte. Ltd. (Company Registration No. 202033912W), a company incorporated in Singapore and having its registered office at 12 Kaki Bukit View, #04-00, Singapore 415948 (“Otsaw”);

(2)	Swisslog Healthcare Holding AG (Company Registration No. CHE-317.331.234), a company incorporated in Switzerland and having its registered office at Webereiweg 3, 5033 Buchs AG, Switzerland (“Swisslog”); and

(3)	Otsaw Swisslog Healthcare Robotics Pte. Ltd. (Company Registration No. 202140168D), a company incorporated in Singapore and having its registered office at 12 Kaki Bukit View #04- 00 Singapore 415948 (the “Company”), (each a “Party” and together the “Parties”)

WHEREAS:

(A)	The Parties had entered into a shareholders agreement dated 30th November 2021 (the “Shareholders Agreement”) with respect to the shareholding in the Company. As of the date of this Agreement, Otsaw holds 7,333 ordinary shares in the Company and Swisslog holds 2,667 ordinary shares in the Company. There are no other shareholders in the Company.

(B)	The Company, as debtor, owes certain intra-group payables and loans to Otsaw amounting to SGD 6,133,156.00 (the “Intra-Group Debt”). Otsaw requested to convert the Intra-Group Debt into 10,000 ordinary shares of the Company (the “Capital Increase”). The Capital Increase requires the consent of Swisslog pursuant to the Shareholders Agreement.

(C)	In consideration of Swisslog consenting to the Capital Increase, the Parties enter into this Agreement to agree on certain amendments to the Shareholders Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement unless the context otherwise requires, capitalised terms shall have the meaning ascribed to them in the Shareholders Agreement.

1.2	The rules for interpretation and construction set forth in the Shareholders Agreement shall apply to this Agreement mutatis mutandis.

2.	AMENDMENTS TO SHAREHOLDERS AGREEMENT

2.1	A new definition shall be inserted in Clause 1.1 of the Shareholders Agreement as follows:

“Capital Increase” means the issuance of 10,000 ordinary shares of the Company to Otsaw as part of a debt/equity swap of certain intra-group payables and loans owed by the Company to Otsaw amounting to SGD 6,133,156.00.

2.2	The table in Clause 4.1 of the Shareholders Agreement shall be replaced by the following table:

	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares
Shareholder	representing 60% and 40% of the total number of issued shares of the Company)	representing 86.665% and 13.335% of the total number of issued shares of the Company)	representing 93.33% and 6.67% of the total number of issued shares of the Company)
Otsaw	2	2	3
Swisslog	1	1	1

2.3	The table in Part B of Schedule 2 of the Shareholders Agreement shall be replaced by the following table:

After Completion of the Respective Tranche	Aggregate Number and Percentage of Shares held by Otsaw (assuming the implementation of the Capital Increase)	Aggregate Number and Percentage of Shares held by Swisslog (assuming the implementation of the Capital Increase)
1st (First) Tranche	17,333 (86.665%)	2,667 (13.335%)
2nd (Second) Tranche	18,666 (93.33%)	1,334 (6.67%)
3rd (Third) Tranche	20,000 (100%)	0 (0%)

2.4	The percentage thresholds for Board Reserved Matters in Schedule 3 of the Shareholders Agreement shall be amended as follows: (i) “27%” in the first paragraph shall be amended to “13.335%” and (ii) “14%” in the second paragraph shall be amended to “6.67%” .

2.5	The percentage thresholds for the Shareholder Reserved Matters in Schedule 4 of the Shareholders Agreement shall be amended as follows: (i) “27%” in the first paragraph shall be amended to “13.335%” and (ii) “14%” in the second paragraph shall be amended to “6.67%” .

3.	AMENDMENT OF CONSTITUTION

The Constitution shall be amended to reflect the provisions of this Agreement (and otherwise to the reasonable satisfaction of both Otsaw and Swisslog) within 20 Business Days following the date of this Agreement.

4.	MISCELLANEOUS

4.1	Confirmation: Except to the extent expressly varied or amended herein, the provisions of the Shareholders Agreement are hereby confirmed and shall remain unamended and in full force and effect. Save as otherwise expressly set out herein, any rights or actions which may have accrued under the Shareholders Agreement in favour of any of the Parties shall not be released, discharged or otherwise affected by this Agreement.

4.2	Relationship to Shareholders Agreement: From the date of execution of this Agreement, the Shareholders Agreement and this Agreement shall be read and construed as one document and the provisions of this Agreement shall be considered to be an integral part of the Shareholders Agreement. In the event that there are any inconsistencies or conflicts between the Shareholders Agreement and this Agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency.

4.3	Call and Put Option: For the avoidance of doubt, the Capital Increase and this Agreement do not in any event affect or otherwise impact (i) the number of Put Option Shares and/or Call Option Shares to be sold or purchased pursuant to the Put Option in Clause 7B or the Call Option in Clause 7C of the Shareholders Agreement and (ii) the Put Option Price and/or the Call Option Price payable.

4.4	Clause 18 of the Shareholders Agreement is hereby incorporated by reference and shall apply mutatis mutandis to this Agreement

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Signed	)
for and on behalf of	)
OTSAW TECHNOLOGY SOLUTIONS PTE. LTD.	)
	)		/s/ Ling Ting Ming
		Name:	Ling Ting Ming
		Designation:	Director

Signed	)
for and on behalf of	)
SWISSLOG HEALTHCARE HOLDING AG	)
/s/ Jan Zuurbier
		Name:	Jan Zuurbier
		Designation:	General Manager

/s/ Andrew Xiuqi Yang
		Name:	Andrew Xiuqi Yang
		Designation:	Chief Financial Officer

Signed	)
for and on behalf of	)
OTSAW SWISSLOG HEALTHCARE	)
ROBOTICS PTE. LTD.	)		/s/ Ling Ting Ming
	)	Name:	Ling Ting Ming
		Designation:	Director

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